Exhibit 99.A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: February 10, 2025

TENCENT HOLDINGS LIMITED

	By:	/s/ Ma Huateng
		Name:	Ma Huateng
		Title:	Director

ACEVILLE PTE. LTD.

	By:	/s/ Daniel Joram Brody
		Name:	Daniel Joram Brody
		Title:	Authorized Signatory

TCH DELTA LIMITED

	By:	/s/ Li Yan
		Name:	Li Yan
		Title:	Director

TENCENT CLOUD EUROPE B.V.

	By:	/s/ Constant Pieter van der Merwe
		Name:	Constant Pieter van der Merwe
		Title:	Director